Exhibit 99.1

PRESS RELEASE

For Immediate Release

MGM Resorts International and Plaintiffs’ Counsel Reach Agreement

to Settle 1 October Litigation

LAS VEGAS, October 3, 2019 — MGM Resorts International (NYSE:MGM) (“MGM Resorts” or the “Company”) and counsel representing substantially all plaintiffs in litigation involving the October 1, 2017 shooting (the “Plaintiffs’ Counsel”) announced today that they have reached a settlement agreement (the “Settlement Agreement”) to resolve pending lawsuits involving MGM Resorts regarding these matters. The Settlement Agreement represents the resolution of the Company’s and the Plaintiffs’ Counsel’s previously disclosed mediation efforts. The total settlement amount is expected to be between $735 million and $800 million, subject to and depending on the number of claimants who choose to participate in the settlement (the “Participating Claimants”). The entire process is expected to be completed by late 2020.

“Our goal has always been to resolve these matters so our community and the victims and their families can move forward in the healing process. This agreement with the Plaintiffs’ Counsel is a major step, and one that we hoped for a long time would be possible,” said Jim Murren, Chairman and CEO of MGM Resorts. “We have always believed that prolonged litigation around these matters is in no one’s best interest. It is our sincere hope that this agreement means that scenario will be avoided.”

“Today’s agreement marks a milestone in the recovery process for the victims of the horrifying events of 1 October,” said Robert Eglet, a lead Plaintiffs’ Counsel. “While nothing will be able to bring back the lives lost or undo the horrors so many suffered on that day, this settlement will provide fair compensation for thousands of victims and their families. MGM Resorts is a valued member of the Las Vegas community and this settlement represents good corporate citizenship on their part. We believe that the terms of this settlement represent the best outcome for our clients and will provide the greatest good for those impacted by these events.”

Under the Settlement Agreement, the parties will dismiss and release all pending litigation, including the Participating Claimants’ claims against MGM Resorts and additional parties named in those claims, and the declaratory-relief actions filed by MGM Resorts. The proposed settlement is not an admission of liability by MGM Resorts.

An independent Claims Administrator will be appointed by the court to allocate the settlement fund among the Participating Claimants. The settlement fund will be funded by MGM Resorts’ insurers with a minimum of $735 million. As previously reported, MGM Resorts has insurance coverage of $751 million.

ABOUT MGM RESORTS INTERNATIONAL

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 30 unique hotel and destination gaming offerings including some of the most recognizable resort brands in the industry.

PRESS RELEASE

Expanding throughout the U.S. and around the world, the company recently acquired the operations of Empire City Casino in New York and MGM Northfield Park. In 2018, MGM Resorts opened MGM Springfield in Massachusetts, MGM COTAI in Macau, and the first Bellagio-branded hotel in Shanghai. The 82,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®. For more information visit us at www.mgmresorts.com.

ABOUT EGLET ADAMS

Eglet Adams is a preeminent Nevada mass tort, catastrophic, and class action law firm with a history of success at trial. The firm has been repeatedly recognized as a consumer rights advocated and was named as one of the “12 Best Plaintiff’s Law Firms in the Country” and one of the “50 Best Trial Firms in America” by the National Law Journal in 2014. Robert Eglet, the firm’s senior partner, has represented clients in Nevada for over 31 years. Mr. Eglet is a member of the “Inner Circle of Advocates,” a peer reviewed, invitation only organization whose membership is limited to the 100 best plaintiff trial lawyers in America. Mr. Eglet is lead counsel for the Plaintiff Committee overseeing the thousands of claims arising out of the October 1, 2017 shooting in Las Vegas. Under Mr. Eglet’s leadership, Eglet Adams has obtained the largest personal injury verdict in America twice—$505.1 Million in 2010 and $524 Million in 2013. Additionally, Mr. Eglet and his firm have obtained two verdicts in the top five largest verdicts in America in two consecutive years; three verdicts in the top five largest verdicts in American in three out of four consecutive years; and four verdicts in the top 40 largest verdicts in America within seven years. Mr. Eglet has won more multimillion-dollar verdicts than any lawyer in Nevada history and in 2013, he was named “National Trial Lawyer of the Year.” He has been honored twice as “Nevada Trial Lawyer of the Year” and in 2010 Robert was named National Lawyer of the Year. He is a member of “Round Table” – the 100 most influential trial lawyers in America and is a Lifetime Achievement recipient of America’s top 100 attorneys. Robert was the 2013 recipient of the “Thurgood Marshall Fighting for Justice Award” for his tenacious effort, against overwhelming odds, in achieving success in the fight for justice. The National Trial Lawyers Association consistently recognizes Robert as one of the top 25 Mass Torts and Class Action Lawyers in the country.

ABOUT ROBINSON CALCAGNIE, INC

Robinson Calcagnie, Inc. based in Newport Beach, California, is recognized as one of the nation’s premier personal injury, products liability and business litigation law firms. Since 1978, when Mark P. Robinson, Jr. obtained an unprecedented $128 million award in the landmark Ford Pinto gas tank fire case, Grimshaw v. Ford Motor Company, Robinson Calcagnie attorneys have obtained hundreds of multi-million dollar jury verdicts, settlements, and judgments on behalf of their clients. In 2019, Robinson Calcagnie partners Mark P. Robinson, Jr. and Daniel S. Robinson were recognized by the Daily Journal as two of the top thirty plaintiff lawyers in California. Mark P. Robinson, Jr. served as the 2014 National President of the American Board of Trial Advocates and is a Fellow of the American College of Trial Lawyers.

ABOUT PANISH SHEA & BOYLE LLP

Panish Shea & Boyle LLP founding partner Kevin Boyle is a Fellow of the American College of Trial Lawyers and is recognized by the Daily Journal as among the Top 100 Lawyers in California for 2019 and among Lawdragon’s 500 Leading Plaintiff Consumer Attorneys. Mr. Boyle previously served as law clerk to Chief Justice William H. Rehnquist of the United States Supreme Court.

PRESS RELEASE

MGM RESORTS CONTACT

Debra DeShong

MGM Resorts Senior Vice President, Global Corporate Communications

media@mgmresorts.com

PLAINTIFFS’ COUNSEL CONTACTS

Tom Letizia

LETIZIA AGENCY

Tom@LetiziaPR.com

(702) 545-8777

Robert Eglet

EGLET ADAMS

Reglet@egletlaw.com

(702) 450-5400 Office

(702) 561-2162 Cell

Robert Adams

EGLET ADAMS

Badams@egletlaw.com

(702) 450-5400 Office

(702) 281-6855 Cell

Mark P. Robinson, Jr., Esq.

Robinson Calcagnie, Inc.

mrobinson@robinsonfirm.com

(949) 720-1288 Office

(949) 500-5045 Cell

Kevin R. Boyle

Panish Shea & Boyle LLP

boyle@psblaw.com

310-477-1700 Office

310-467-4715 Cell

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding the timing of the completion of the settlement process, whether the settlement will be completed, the total amount of any settlement and the Company’s ability to avoid protracted litigation. These forward-looking statements involve a number of risks and uncertainties. Among the important

PRESS RELEASE

factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the number of claimants that participate in the settlement, effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

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